UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

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      Filed by a party other than the registrant

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☒  Preliminary Information Statement

    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

    Definitive Information Statement

Brightlane Corp.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

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☐  Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Brightlane Corp.

1600 West Loop South

Suite 600

Houston, TX 77056

(404) 419-6040

Dear Stockholders:

On April 3, 2019, the board of directors of Brightlane Corp., a Nevada corporation approved a share exchange agreement with VAT Bridge Ltd., a United Kingdom based entity.  Pursuant to this agreement, Brightlane will issue 21,000,000 common shares to the owners of VAT Bridge in return for all outstanding shares of VAT Bridge.  These shares shall be issued to VAT Bridge shareholders proportionately to their current ownership interest in VAT Bridge.  As a result of this agreement, VAT Bridge will become a wholly owned subsidiary of Brightlane.

Brightlane obtained the written consent of stockholders representing 92.1% of Brightlane’s outstanding voting stock as of April 4, 2019 approving this corporate action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions taken place.  This Information Statement is being mailed on or about April 20, 2019 to all of Brightlane’s stockholders of record as of the close of business on April 5, 2019.

By Order of the Board of Directors.

/s/Steve Helm

Name:  Steve Helm

Title:   Chief Executive Officer

INFORMATION STATEMENT

April 4, 2019

Brightlane Corp.

1600 West Loop South

Suite 600

Houston, TX 77056

(404) 419-6040

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Brightlane Corp., a Nevada corporation, to the holders of record at the close of business on April 5, 2019 of Brightlane’s outstanding common stock, par value $0.001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to the Nevada Revised Statutes (“NRS”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on April 3, 2019 by Brightlane’s Board of Directors and by our stockholders holding 92.1% of Brightlane’s voting stock issued and outstanding on April 4, 2019.  Brightlane’s Board of Directors and the Majority Stockholders approved a corporate action to enter into a share exchange agreement with VAT Bridge Ltd., a United Kingdom based entity.  Pursuant to this agreement, Brightlane will issue 21,000,000 common shares to the owners of VAT Bridge in return for all outstanding shares of VAT Bridge.  These shares shall be issued to VAT Bridge shareholders proportionately to their current ownership interest in VAT Bridge.  As a result of this agreement, VAT Bridge will become a wholly owned subsidiary of Brightlane.

Accordingly, all necessary corporate approvals in connection with above corporate actions have been obtained.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of this corporate actions. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Brightlane’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about April 20, 2019.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Exchange Act and Nevada law require us to provide you with information regarding the actions taken by written consent of stockholders in lieu of a meeting. Your vote is neither required nor requested.

Q. Was stockholder approval of the share exchange or the acquisition required by Nevada law?

A. No. In general, under the Company’s organizational documents and Nevada law, the Company and its board of directors has the authority, without stockholder approval, to issue securities and consummate the acquisition.

Q. Why am I not being asked to vote?

A. Nevada law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. The Company’s articles of incorporation, as amended and restated (the “Articles of Incorporation”), and bylaws, as amended and restated (the “Bylaws”), permit stockholders holding not less than minimum number of votes required to authorize or take action at a meeting, to authorize or take action through a written consent. Holders of approximately 92.1% of our issued and outstanding shares entitled to vote executed a written consent dated April 4, 2019 approving the share exchange and acquisition. Such approval is sufficient under Nevada law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF BRIGHTLANE CORP. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS DATED November 1, 2018

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on April 3, 2019, Brightlane Corp., a Nevada corporation, obtained the unanimous written consent of its board of directors and the written consent of stockholders holding 92.1% of the outstanding voting power of the issued and outstanding shares of Brightlane’s common stock approving the share exchange and acquisition of VAT Bridge Ltd.

OUTSTANDING SHARES AND VOTING RIGHTS

As of April 5, 2019 (the “Record Date”), Brightlane’s authorized capitalization consisted of 250,000,000 common shares, of which 18,692,654 common shares were issued and outstanding.

Each common share of Brightlane entitles its holder to one vote on each matter submitted to Brightlane’s stockholders.  However, because the Majority Stockholders have consented to the foregoing actions by resolution dated April 4, 2019, in lieu of a special meeting in accordance with the NRS and because the Majority Stockholders have sufficient voting power to approve such actions through his ownership of common stock, no other stockholder vote will be solicited in connection with this Information Statement.

SHARE EXCHANGE AGREEMENT WITH VAT BRIDGE LTD.

On April 3, 2019, Brightlane was authorized to enter into a share exchange agreement with the current shareholders of VAT Bridge.  Upon completion of the transaction, Brightlane will issue 21,000,000 common shares to the shareholders of VAT Bridge in return for all of their ownership interests in VAT Bridge.  Upon the completion of the share exchange, VAT Bridge will be a wholly-owned subsidiary of Brightlane.

The Board believes that this acquisition will significantly enhance the value of Brightlane as a result of the integration of a substantial revenue stream as well as the integration of a symbiotic business into Brightlane’s business plan.  The Board believes that the acquisition of VAT Bridge was necessary and advisable in order to increase Brightlane’s financial performance and future performance.  Accordingly, it is the Board’s opinion that the acquisition of VAT Bridge will better position Brightlane to attract opportunities and to provide the shareholders a greater potential return.

The issuance of 21,000,000 common shares will increase the total issued and outstanding common shares to 39,692,654.  This issuance will dilute the current Brightlane shareholders.  However, the Board believes that the shareholders will benefit from the increased value and overall performance of Brightlane following the acquisition.

APPOINTMENT OF ADDITIONAL DIRECTORS

In conjunction with the Share Exchange Agreement discussed above, the directors of Brightlane will appoint Mr. Simon William Holden to the Brightlane Board immediately upon closing of the share exchange.

Mr. Holden, 43, will become a director with his term up for re-election at the next annual meeting of shareholders.  Since December 2018, Mr. Holden has been a consultant solicitor for Keystone Law, a London law firm.  From December 2016 through October 2018, Mr. Holden was a partner with Kerman & Co., a London law firm.  From November 2011 through November 2016, Mr. Holden was a partner with Lester Aldridge, a London law firm.  Mr. Holden was deemed Very Competent in the Bar Vocational Course at The City Law School in London in 1999.  He received an LLB with honors from Lancaster University in 1998.

There are no arrangements or understandings between Mr. Holden and any other person pursuant to which he was selected as director.  There are no family relationships between Mr. Holden and any member of Brightlane.  There are no material proceedings to which Mr. Holden is a party adverse to Brightlane.  There have been no transactions between Mr. Holden and any other related person.  Mr. Holden is considered an independent director.

In addition, the Board will begin seeking additional directors to serve on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 4, 2019 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  As of April 4, 2019, there were 18,692,654 shares of common stock outstanding.

Name and Address of Stockholder	Shares	% Owned
David Hill II	4,800,640 2,133,618 (indirect) (1)	25.7% 11.4%

James Odell Barnes, Jr.	0	0.00%

Steve Helm	1,250,000	6.7%

Officers and Directors as a Group	8,184,258	43.8%
(3 persons)

Brightlane Acquisition Corp. (2)	6,060,000	32.4%

Lloyd G. Dominick	2,965,729	15.9%

1)David Hill II is the trustee for the James Odell Barnes, Jr. Irrevocable Trust.

2)Peter Hellwig, a related party, has voting control of Brightlane Acquisition Corp.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. The principal address of each of the stockholders listed below is c/o 1600 West Loop South, Suite 600, Houston, TX 77056.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of April 4, 2019, there were 18,692,654 shares of Brightlane’s common stock issued and outstanding.   Each holder of common stock is entitled to one vote per share.

Stockholders holding in the aggregate of 92.1% of the voting power of our outstanding voting shares have approved the corporate actions discussed herein by written consent dated April 4, 2019.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to pursue the corporate action, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the corporate action has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the corporate action.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Brightlane is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by Brightlane can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to Brightlane Corp. at 1600 West Loop South, Suite 600, Houston, TX 77056.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Brightlane Corp. at 1600 West Loop South, Suite 600, Houston, TX 77056.

On behalf of the Board of Directors,

April 4, 2019

/s/Steve Helm

Steve Helm

Chief Executive Officer